SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                            FORM 8-K




                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



Date of Report:     January 21, 1998


                         GS TELECOM LIMITED.
     (Exact name of registrant as specified in its charter)

          TELECONFERENCING SYSTEMS INTERNATIONAL, INC.
                   (Former name of registrant)


     Colorado                 0-13313                  36-3296861
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)



c/o 10200 W. 44th Ave., #400, Wheat Ridge, CO     80033
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code 303-422-8127

P.O. Box 4197, Englewood, CO  80155-4197
(Former name or former address, if changed since last report.)

Item 1.   Changes in Control of Registrant

          None.

Item 2.   Acquisition or Disposition of Assets

          None.

Item 3.   Bankruptcy or Receivership

          None.

Item 4.   Changes in Accountants

          None.

Item 5.   Other Events

                      Business Description

     GS Telecom Limited, (the "Company"), designs and markets proven hi-tech, low cost, energy saving and home management systems.

     The Company owns 100% of Guardian Smart Systems Limited, which was formed in August 1996 to develop low cost home management systems, and 50% of Associated Power Industries Limited ("API") which it acquired on August 31, 1997. API is a new company which was formed to facilitate the acquisition of the business of Total Energy Control Systems from the original proprietors, a partnership. The company holds options to acquire the remaining 50% of API which can be exercised as to 12.5% from August 1998 and the balance 12 months later, the exercise price being based upon a price earnings ratio of 7 times. API does business as Total Energy Controls ("TEC"). Its systems are unique, environmentally friendly, energy saving systems, which have been developed over a period of nearly 20 years. They can reduce central heating energy usage and cost and CO2 emissions by 25% or more (a high of 51% has been recorded). The efficacy of the TEC systems is supported by a study currently being completed by Glasgow and Glamorgan Universities. There are 14.5 million homes and about 2 million commercial operations with gas or oil fired central heating systems in the UK alone. The Company estimates that in the western world there are over 200 million such systems. There are over 15,000 systems in use, many of them with blue chip companies who have provided letters of satisfaction. TEC systems are equipped to manage the smallest domestic boiler up to the very largest of commercial boilers and warm air systems.

     Although many systems have been sold, sales were mainly through dealers and the original proprietors did not benefit materially from these sales and they lacked the financial and other resources necessary to develop the business on their own.

The acquisition by the company has enabled API to commence marketing its commercial and domestic systems in the last quarter of 1997 and it believes that the sales will reach satisfactory levels by the end of 1998.

     Guardian Smart Systems Limited ("GSS") supplies home management systems which provide the home with low cost, monitored security and care, plus efficiency and economy.
Markets which at present are being serviced by more expensive systems. These systems include the domestic version of the Total Energy Control systems which adds an element to the smart home management system which no one else offers, further reducing the cost to the consumer. GSS will start marketing its systems in February 1998.

     With these products the company plans to market low cost, computerized, environmentally friendly energy saving and home management systems. There is an ever increasing demand in the United States for such products and systems as reflected in recent articles in American trade journals.

                     Conversion of Note to Equity

     On January 20, 1998, the holders of a $150,000 promissory note elected to convert said note into 15,000,000 shares of common stock pursuant to the conversion option contained in the note at $.01 per share. The Board has instructed the issuance of the 15 million shares of stock to the holders of the note.

Item 6.   Resignation of Directors

     As of January 20, 1998, Robert Kropf resigned as President.
David Innes was appointed to serve as President.

Item 7.   Financial Statements Pro Forma Financial & Exhibits

          None.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 21, 1998             GS TELECOM LIMITED


                                   By:/s/ David Innes
                                   President